Exhibit 99.1

Bottomline Technologies Reports Fourth Quarter Results

Strong Growth in Subscription and Transaction Revenue Highlights Fourth Quarter

PORTSMOUTH, N.H. – August 10, 2017 – Bottomline Technologies (NASDAQ: EPAY), a leading provider of financial technology which helps businesses pay and get paid, today reported financial results for the fourth quarter and fiscal year ended June 30, 2017.

Subscription and transaction revenues, which are primarily related to the company’s cloud platforms, were $59.4 million for the fourth quarter, up 17%, or 20% on a constant currency basis, as compared to the fourth quarter of last year. Revenues overall for the fourth quarter were $93.5 million. Constant currency growth is calculated as discussed in the “Non-GAAP Financial Measures” section that follows.

GAAP net loss for the fourth quarter was $5.7 million compared to $5.9 million for the fourth quarter of last year. GAAP net loss per share was $0.15 in the fourth quarter compared to $0.16 in the fourth quarter of last year.

Adjusted EBITDA for the fourth quarter was $20.8 million compared to $18.0 million for the fourth quarter of last year. Adjusted EBITDA for the fourth quarter was 22% of overall revenue compared to 20% of overall revenue for the fourth quarter of last year. Adjusted EBITDA is calculated as discussed in the “Non-GAAP Financial Measures” section that follows.

Core net income for the fourth quarter was $10.6 million compared to $9.2 million for the fourth quarter of last year. Core earnings per share was $0.28 for the fourth quarter compared to $0.24 for the fourth quarter of last year. Core net income and core earnings per share exclude certain items as discussed in the “Non-GAAP Financial Measures” section that follows.

“Our strong results confirm that we are executing well against our strategic plan,” said Rob Eberle, President and CEO of Bottomline Technologies. “The fourth quarter was highlighted by strong subscription and transaction revenue growth and represents another step forward towards achieving our longer term financial goals. We enter the new fiscal year with market momentum and a product set that is well positioned to drive our continued growth. We have confidence in our ability to execute against our strategic plan, achieve our financial targets and drive shareholder value.”

Fourth Quarter Customer Highlights

•	18 leading institutions selected Paymode-X, Bottomline’s leading cloud-based payments automation platform.

•	7 leading organizations, including New Mexico Mutual and Confie Insurance Services, chose Bottomline’s cloud-based legal spend management solutions to automate, manage and control their legal spend.

•	Signed 5 new Digital Banking deals, helping banks to compete and grow their corporate and business banking franchises by deploying innovative digital capabilities.

•	Companies such as Global Reach Group Ltd and Credit Agricole Indosuez (Switzerland) SA selected Bottomline’s Financial Messaging solution to improve operating efficiencies and optimize the effectiveness of their financial transactions.

•	Organizations such as Medavie Blue Cross and Bessemer Trust chose Bottomline’s corporate payment automation solutions to extend their payments capabilities and improve efficiencies.

Fourth Quarter Strategic Corporate Highlights

•	Announced that the Paymode-X electronic payment network has grown to over 365,000 businesses in the network. Paymode-X processes more than $200 billion in annual spend. The scale of the network and large number of enrolled vendors makes Paymode-X the clear choice for businesses seeking payment automation and payables monetization.

•	Announced that Citizens Bank selected Bottomline to deploy a market-leading online and mobile banking platform for Citizens Commercial and Business Banking clients. Bottomline was chosen for its breadth of capabilities as well as its ability to manage complex fraud risks and keep business payments secure. By deploying Bottomline’s Digital Banking 3.0 platform, Citizens will provide its clients with an integrated suite of cash management and payment services that can be tailored by market or industry segment.

•	Held the 2017 Legal Spend Management customer conference in Chicago, IL. Known as the Customer Insights Exchange, the conference was attended by over forty of North America’s largest casualty and insurance companies. The three day conference provided a unique forum for Bottomline’s Legal Spend Management customers to discuss industry developments, share best practices and collaborate with the Bottomline Legal Solutions team.

•	Announced the launch of a new payment fraud solution for members of the SWIFT payment network. The solution is part of a package of measures being offered by Bottomline to help customers meet security requirements from the SWIFT payments cooperative under its recently announced Customer Security Programme (CSP). Being made available to some of the world’s largest banks and financial institutions, the new Bottomline fraud solution goes beyond the mandatory controls to include real-time monitoring of user behavior and individual messages.

Non-GAAP Financial Measures

We have presented supplemental non-GAAP financial measures as part of this earnings release. The presentation of this non-GAAP financial information should not be considered in isolation from, or as a substitute for, our financial results presented in accordance with GAAP. Core net income, core earnings per share, constant currency information, adjusted EBITDA and adjusted EBITDA as a percent of revenue are non-GAAP financial measures.

Core net income and core earnings per share exclude certain items, specifically amortization of acquired intangible assets, goodwill impairment charges, stock-based compensation, acquisition and integration-related expenses, restructuring related costs, minimum pension liability adjustments, non-core charges associated with our convertible notes and revolving credit facility, global enterprise resource planning (ERP) system implementation costs, and other non-core or non-recurring gains or losses that arise from time to time.

Non-core charges associated with our convertible notes and revolving credit facility consist of the amortization of debt issuance and debt discount costs. Acquisition and integration-related expenses include legal and professional fees and other direct transaction costs associated with business and asset acquisitions, costs associated with integrating acquired businesses, including costs for transitional employees or services, integration related professional services costs and other incremental charges we incur as a direct result of acquisition and integration efforts. Global ERP system implementation costs relate to direct and incremental costs incurred in connection with our implementation of a new, global ERP solution and the related technology infrastructure.

In computing diluted core earnings per share, we exclude the effect of shares issuable under our convertible notes to the extent that any such dilution would be offset by our note hedges; the note hedges would be considered an anti-dilutive security under GAAP.

Periodically, such as in periods that include significant foreign currency volatility, we present certain metrics on a “constant currency” basis, to show the impact of period to period results normalized for the impact of foreign currency rate changes. We calculate constant currency information by translating prior period financial results using current period foreign exchange rates.

Adjusted EBITDA and adjusted EBITDA as a percent of revenue represent our GAAP net income or loss, adjusted for charges related to interest expense, income taxes, depreciation and amortization, and other charges, as noted in the reconciliation that follows.

We believe that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the company with a focus on the performance of its core operations, including more meaningful comparisons of financial results to historical periods and to the financial results of less acquisitive peer and competitor companies. Our executive management team uses these same non-GAAP financial measures internally to assess the ongoing performance of the company. Additionally, the same non-GAAP information is used for planning purposes, including the preparation of operating budgets and in communications with our board of directors with respect to our core financial performance. Since this information is not a GAAP measurement of financial performance, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies.

Non-GAAP Financial Measures (Continued)

Reconciliation of Core Net Income

A reconciliation of core net income to GAAP net loss for the three and twelve months ended June 30, 2017 and 2016 is as follows:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2017	2016	2017	2016
	(in thousands)
GAAP net loss	$(5,659)	$(5,926)	$(33,137)	$(19,648)
Amortization of acquired intangible assets	5,865	7,258	24,246	28,978
Goodwill impairment and fixed asset charges (1)	2,399	—	9,928	—
Stock-based compensation expense	7,704	7,185	31,913	30,279
Acquisition and integration-related expenses	324	167	2,596	741
Restructuring expense (benefit)	(14)	(72)	547	850
Global ERP system implementation costs	2,131	2,433	8,804	4,252
Other non-core benefit	(223)	(246)	(223)	(246)
Minimum pension liability adjustments	274	63	1,079	203
Amortization of debt issuance and debt discount costs	3,649	3,319	14,067	12,958
Non-recurring tax benefit	(153)	—	(4,614)	—
Tax effects on non-GAAP income	(5,674)	(4,967)	(17,530)	(19,607)

Core net income	$10,623	$9,214	$37,676	$38,760

(1)	Consists of a non-recurring fixed asset charge of $2.4 million and a goodwill impairment charge of $7.5 million in the three months ended June 30, 2017 and December 31, 2016, respectively.

Reconciliation of Diluted Core Earnings per Share

A reconciliation of our diluted core earnings per share to our GAAP basic and diluted net loss per share for the three and twelve months ended June 30, 2017 and 2016 is as follows:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2017	2016	2017	2016
GAAP basic and diluted net loss per share	$(0.15)	$(0.16)	$(0.88)	$(0.52)

Plus:
Impact on GAAP diluted net loss per share of weighted average shares used in computing core earnings per share	—	0.01	0.01	0.01
Amortization of acquired intangible assets	0.15	0.19	0.64	0.75
Goodwill impairment and fixed asset charges	0.06	—	0.26	—
Stock-based compensation expense	0.20	0.19	0.84	0.79
Acquisition and integration-related expenses	0.01	—	0.07	0.02
Restructuring expense (benefit)	—	—	0.01	0.02
Global ERP system implementation costs	0.06	0.06	0.23	0.11
Other non-core benefit	(0.01)	(0.01)	(0.01)	(0.01)
Minimum pension liability adjustments	0.01	—	0.03	0.01
Amortization of debt issuance and debt discount costs	0.10	0.09	0.37	0.34
Non-recurring tax benefit	—	—	(0.12)	—
Tax effects on non-GAAP income	(0.15)	(0.13)	(0.46)	(0.51)

Diluted core earnings per share	$0.28	$0.24	$0.99	$1.01

Non-GAAP Financial Measures (Continued)

A reconciliation of our non-GAAP weighted average shares used in computing diluted core earnings per share to our GAAP weighted average shares used in computing basic and diluted net loss per share for the three and twelve months ended June 30, 2017 and 2016 is as follows:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2017	2016	2017	2016
Numerator:
Core net income	$10,623	$9,214	$37,676	$38,760

Denominator:
Weighted average shares used in computing basic and diluted net loss per share for GAAP	37,693	37,949	37,842	37,957
Impact of dilutive securities (stock options, restricted stock awards and employee stock purchase plan) (2)	337	363	224	505

Weighted average shares used in computing diluted core earnings per share	38,030	38,312	38,066	38,462

(2)	These securities are anti-dilutive on a GAAP basis as a result of our net loss, but are considered dilutive on a non-GAAP basis in periods where we report non-GAAP net income.

Constant Currency Reconciliation

The table below is a comparative summary of our total revenues and our subscription and transaction revenues shown with a constant currency growth rate:

	Three Months Ended June 30,			% Increase Impact from	Constant
	2017	2016	GAAP	Currency	Rates (3)
	(in thousands)
Subscription and Transaction Revenues	$59,370	$50,870	17%	3%	20%
Total Revenues	93,501	88,112	6%	3%	9%

	Twelve Months Ended June 30,			% Increase Impact from	Constant
	2017	2016	GAAP	Currency	Rates (3)
	(in thousands)
Subscription and Transaction Revenues	$222,997	$195,187	14%	4%	18%
Total Revenues	349,412	343,274	2%	4%	6%

(3)	Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. We calculate constant currency information by translating prior-period results using current period GAAP foreign exchange rates.

Non-GAAP Financial Measures (Continued)

Reconciliation of Adjusted EBITDA

A reconciliation of our adjusted EBITDA to GAAP net loss for the three and twelve months ended June 30, 2017 and 2016 is as follows:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2017	2016	2017	2016
GAAP net loss	$(5,659)	$(5,926)	$(33,137)	$(19,648)

Adjustments:
Other expense, net	4,490	3,903	17,086	15,312
Provision for (benefit from) income taxes	(1,108)	(461)	(5,137)	785
Depreciation and amortization	6,603	3,700	19,528	13,489
Amortization of acquired intangible assets	5,865	7,258	24,246	28,978
Goodwill impairment charge	—	—	7,529	—
Stock-based compensation expense	7,704	7,185	31,913	30,279
Acquisition and integration-related expenses	324	167	2,596	741
Restructuring expense (benefit)	(14)	(72)	547	850
Minimum pension liability adjustments	274	63	1,079	203
Global ERP system implementation costs	2,131	2,433	8,804	4,252
Other non-core expense (benefit)	189	(246)	189	(246)

Adjusted EBITDA	$20,799	$18,004	$75,243	$74,995

Adjusted EBITDA as a percent of Revenue

A reconciliation of adjusted EBITDA as a percent of revenue to GAAP net loss as a percent of revenue for the three and twelve months ended June 30, 2017 and 2016 is as follows:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2017	2016	2017	2016
GAAP net loss as a percent of revenue	(6%)	(7%)	(9%)	(6%)

Adjustments:
Other expense, net	5%	4%	5%	4%
Provision for (benefit from) income taxes	(1%)	(1%)	(1%)	0%
Depreciation and amortization	7%	4%	6%	4%
Amortization of acquired intangible assets	6%	8%	7%	9%
Goodwill impairment charge	0%	0%	2%	0%
Stock-based compensation expense	9%	9%	8%	10%
Acquisition and integration-related expenses	0%	0%	1%	0%
Restructuring expense (benefit)	0%	0%	0%	0%
Minimum pension liability adjustments	0%	0%	0%	0%
Global ERP system implementation costs	2%	3%	3%	1%
Other non-core expense (benefit)	0%	0%	0%	0%

Adjusted EBITDA as a percent of revenue	22%	20%	22%	22%

About Bottomline Technologies

Bottomline Technologies (NASDAQ: EPAY) helps businesses pay and get paid. We make complex business payments simple, secure and seamless by providing a trusted and easy-to-use set of cloud-based business payment, digital banking, fraud prevention and financial document solutions. Over 10,000 corporations, financial institutions, and banks benefit from Bottomline solutions. Headquartered in the United States, Bottomline also maintains offices in Europe and Asia-Pacific. For more information, visit our website at www.bottomline.com.

Bottomline Technologies, Paymode-X and the BT logo are trademarks of Bottomline Technologies (de), Inc. which are registered in certain jurisdictions. All other brand/product names are trademarks of their respective holders.

In connection with this earning’s release and our associated conference call, we will be posting additional material financial information (such as financial results, non-GAAP financial projections and non-GAAP to GAAP reconciliations) within the “Investors” section of our website at www.bottomline.com/us/about/investors.

Cautionary Language

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements reflecting our expectations about our ability to execute on our strategic plans, achieve future growth and profitability, expand margins and increase shareholder value. Any statements that are not statements of historical fact (including but not limited to statements containing the words “believes,” “plans,” “anticipates,” “expects,” “look forward”, “confident”, “estimates” and similar expressions) should be considered to be forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors including, among others, competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion of factors that could impact Bottomline Technologies’ operational and financial results, refer to our Form 10-K for the fiscal year ended June 30, 2016 and the subsequently filed Form 10-Q’s and Form 8-K’s or amendments thereto. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

Media Contact:

Rick Booth

Bottomline Technologies

603-501-6270

rbooth@bottomline.com

Bottomline Technologies

Unaudited Condensed Consolidated Statement of Operations

(in thousands, except per share amounts)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2017	2016	2017	2016
Revenues:
Subscriptions and transactions	$59,370	$50,870	$222,997	$195,187
Software licenses	3,337	5,072	11,685	20,826
Service and maintenance	29,696	30,495	109,633	120,292
Other	1,098	1,675	5,097	6,969

Total revenues	93,501	88,112	349,412	343,274

Cost of revenues:
Subscriptions and transactions	29,242	23,207	103,777	87,775
Software licenses	229	289	818	1,030
Service and maintenance	14,186	13,691	53,494	53,236
Other	846	1,252	3,737	5,059

Total cost of revenues	44,503	38,439	161,826	147,100

Gross profit	48,998	49,673	187,586	196,174

Operating expenses:
Sales and marketing	20,294	21,214	77,470	84,068
Product development and engineering	13,928	12,396	53,002	47,355
General and administrative	11,188	11,289	46,527	39,324
Amortization of intangible assets	5,865	7,258	24,246	28,978
Goodwill impairment charge	—	—	7,529	—

Total operating expenses	51,275	52,157	208,774	199,725

Loss from operations	(2,277)	(2,484)	(21,188)	(3,551)
Other expense, net	(4,490)	(3,903)	(17,086)	(15,312)

Loss before income taxes	(6,767)	(6,387)	(38,274)	(18,863)
Income tax provision (benefit)	(1,108)	(461)	(5,137)	785

Net loss	$(5,659)	$(5,926)	$(33,137)	$(19,648)
Basic and diluted net loss per share:	$(0.15)	$(0.16)	$(0.88)	$(0.52)

Shares used in computing basic and diluted net loss per share:	37,693	37,949	37,842	37,957

Bottomline Technologies

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	June 30,	June 30,
	2017	2016
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$126,542	$132,383
Accounts receivable	64,244	61,773
Other current assets	16,807	22,385

Total current assets	207,593	216,541

Property and equipment, net	55,307	51,029
Goodwill and intangible assets, net	336,868	366,958
Other assets	17,671	16,682

Total assets	$617,439	$651,210

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,013	$10,218
Accrued expenses	29,179	27,512
Deferred revenue	74,113	74,332
Convertible senior notes	183,682	—

Total current liabilities	295,987	112,062
Convertible senior notes	—	169,857
Deferred revenue, non current	22,047	19,086
Deferred income taxes	15,433	28,147
Other liabilities	22,016	27,271

Total liabilities	355,483	356,423

Stockholders’ equity
Common stock	43	42
Additional paid-in-capital	624,001	591,800
Accumulated other comprehensive loss	(32,325)	(37,668)
Treasury stock	(113,071)	(75,832)
Accumulated deficit	(216,692)	(183,555)

Total stockholders’ equity	261,956	294,787

Total liabilities and stockholders’ equity	$617,439	$651,210